SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

14362 N. Frank Lloyd Wright Blvd., Suite 1103, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 477-5808

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount (1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

April 27, 2009	200,000 shares of common stock.	Consultant	NA	$0.60 per share/NA
October 27, 2009	130,000 shares of common stock.	Private Investor.	NA	$$0.173 per share/NA
October 28, 2009	31,250 shares of common stock.	Private Investor.	NA	$0.08 per share/NA
December 1, 2009	50,000 shares of common stock.	Private Investor.	NA	$0.15 per share/NA
December 4, 2009	60,000 shares of common stock issued in conversion of $35,000 principal amount note.	Private Investor.	NA	$0.58 per share/NA
December 22, 2009	50,000 shares of common stock.	Private Investor.	NA	$0.15 per share/NA
December 23, 2009	333,333 shares of common stock.	Private Investor.	NA	$0.1499 per share/NA
December 26, 2009	133,334 shares of common stock.	Private Investor.	NA	$0.1499 per share/NA
January 5, 2010	333,334 shares of common stock.	Private Investor.	NA	$0.1499 per share/NA
January 5, 2010	33,334 shares of common stock.	Private Investor.	NA	$0.1499 per share/NA
January 25, 2010	333,334 shares of common stock.	Private Investor.	NA	$0.1499 per share/NA
March 8, 2010	534,555 shares of common stock.	Consultant.	NA	$0.475 per share/NA
March 15, 2010	83,720 shares of common stock.	Private Investor.	NA	$0.18 per share/NA
March 20, 2010	40,000 shares of common stock.	Private Investor.	NA	$0.50 per share/NA
March 21, 2010	600,000 shares of common stock.	Private Investor.	NA	$0.475 per share/NA
March 21, 2010	44,444 shares of common stock.	Two private investors.	NA	$0.18 per share/NA
March 22, 2010	160,000 shares of common stock.	Two private investors.	NA	$0.4687 per share/NA
April 1, 1010	1,000,000 shares of common stock	Private Investor.	NA	$0.20 per share/NA

(1) The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D, Regulation S or Rule 701 promulgated by the SEC under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: May 12, 2010	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President